UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

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WestRock Company
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As previously disclosed, on September 12, 2023, WestRock Company (“WestRock”) entered into a Transaction Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), with Smurfit Kappa Group plc (“Smurfit Kappa”), Smurfit WestRock Limited (formerly known as Cepheidway Limited and to be re-registered as an Irish public limited company and renamed Smurfit WestRock plc) (“Smurfit WestRock”) and Sun Merger Sub, LLC, a wholly owned subsidiary of Smurfit WestRock (“Merger Sub”). Pursuant to the terms of the Transaction Agreement, (i) Smurfit WestRock will acquire Smurfit Kappa by means of a scheme of arrangement under the Companies Act 2014 of Ireland (as amended) (the “Smurfit Kappa Share Exchange”) and (ii) Merger Sub will merge with and into WestRock (the “Merger,” and together with the Smurfit Kappa Exchange, the “Combination”), with WestRock surviving the Merger and becoming a wholly owned subsidiary of Smurfit WestRock.

In connection with the Merger, WestRock filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2024 (the “proxy statement/prospectus”), and Smurfit WestRock filed a registration statement on Form S-4, which was declared effective by the SEC on April 26, 2024 (the “S-4”).

Since the filing of the S-4, several purported stockholders of WestRock have sent demand letters generally alleging that the proxy statement/prospectus omitted material information that rendered it false and misleading or otherwise had disclosure deficiencies in violation of federal securities laws. The demand letters seek corrective disclosure to the proxy statement/prospectus.

In addition, three complaints have been filed by purported stockholders against WestRock, members of WestRock’s Board of Directors (the “Board”) and certain other defendants. The complaints, in the order by which they were filed, are: (i) Robert Garfield v. Colleen Arnold et al., No. 62394/2024 (N.Y.S.), filed on May 15, 2024, (ii) Robert Scott v. WestRock Company et al., No. 652627/2024 (N.Y.S.), filed on May 21, 2024 and (iii) Richard McDaniel v. WestRock Company et al., No. 652638/2024 (N.Y.S.), filed on May 22, 2024. The Garfield complaint alleges, among other things, claims under Georgia law for making false and misleading statements and omissions, and negligence. The Scott and McDaniel complaints allege state law claims for breach of fiduciary duty.

WestRock and Smurfit WestRock believe that the claims asserted in the demand letters and in the complaints are without any merit and that no supplemental disclosure is required under applicable laws. However, in order to reduce the risk of the complaints or demand letters delaying or adversely affecting the completion of the Combination and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing whatsoever, WestRock and Smurfit WestRock have determined to voluntarily supplement the proxy statement/prospectus by providing the additional information presented below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, WestRock and Smurfit WestRock specifically deny all allegations in the foregoing complaints and demand letters, including that any additional disclosure was or is required.

Supplemental Disclosure to the Proxy Statement

The supplemental disclosures set forth below should be reviewed in conjunction with the proxy statement/prospectus, which in turn should be carefully read in its entirety. To the extent information set forth in the supplemental disclosures differs from or updates information contained in the proxy statement/prospectus, the information set forth herein shall supersede or supplement the information contained in the proxy statement/prospectus. All page references are to the proxy statement/prospectus, and capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the proxy statement/prospectus. New text within restated language from the proxy statement/prospectus is indicated in bold, underlined text (e.g., bold, underlined text) and removed language within the restated language from the proxy statement/prospectus is indicated in strikethrough text (e.g., ~~strikethrough text~~), as applicable.

1.	The second full paragraph on page 95 of the proxy statement/prospectus, under the section entitled “The Combination — Background of the Combination”, is hereby amended and restated in its entirety as follows:

Later in the day on June 14, 2023, the WestRock Board, acting by written consent, adopted resolutions establishing the transaction committee of the WestRock Board (the “Transaction Committee”), and appointing Ms. Martore as the Chair of the Transaction Committee and Mr. Wilson, Ms. Arnold, Mr. Bernlohr, Mr. Crews

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and Mr. Nevels as members of the Transaction Committee; authorizing the Transaction Committee to oversee and manage all aspects of the potential strategic transaction with Smurfit Kappa and any other proposals received for a potential strategic transaction, including, among other things, negotiating the terms and conditions of any such proposal and providing a recommendation to the WestRock Board with respect to the approval or rejection of any such proposal, provided that all significant decisions be subject to approval by the WestRock Board; and authorizing the Transaction Committee to engage, and determine the compensation for, such additional advisors as the Transaction Committee deemed necessary or desirable to assist in its responsibilities. The Transaction Committee was formed for purposes of coordination and efficiency. The WestRock Board selected Ms. Martore as the Chair of the Transaction Committee and Mr. Wilson, Ms. Arnold, Mr. Bernlohr, Mr. Crews and Mr. Nevels as members of the Transaction Committee, in each case, based on their experience with respect to strategic transactions and their willingness and availability to serve on the Transaction Committee and actively oversee the potential strategic transaction process. In accordance with WestRock’s bylaws, members of the Transaction Committee are entitled to reimbursement from WestRock for their reasonable travel, accommodation, meals and other similar expenses and other out-of-pocket costs in connection with the performance of their duties as members of the Transaction Committee.  The members of the Transaction Committee are not entitled to the payment of any fees or other compensation for their service on the Transaction Committee.

2.	The third full paragraph on page 101 of the proxy statement/prospectus, under the section entitled “The Combination — Background of the Combination”, is hereby amended and restated in its entirety as follows:

None of the February 21 Offer, March 4 Offer, April 13 Letter, May 5 Counterproposal, August 4 Offer, August 10 Counterproposal, August 14 Offer, August 15 Counterproposal or any of the prior proposals by Smurfit Kappa or WestRock regarding a potential strategic transaction (together, the “Offers and Counterproposals”) discussed WestRock management’s purchase of or participation in combined company equity following the closing of a transaction. While certain of the Offers and Counterproposals identified the parties’ general expectations that the parties would establish a joint process to fill key management positions in the combined company, none of the Offers and Counterproposals contained further discussions regarding the possible retention of WestRock management in the combined company. At the time of execution of the Transaction Agreement, neither WestRock nor Smurfit Kappa had discussed the terms of any post-closing employment for WestRock’s management with the WestRock Board, WestRock or any members of WestRock management.

3.	The last paragraph on page 113 of the proxy statement/prospectus, under the section entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Lazard Financial Analyses — Selected Publicly Traded Companies Analysis”, is hereby amended and restated as follows:

Based on its experience and professional judgment after taking into account, among other things, such observed multiples, Lazard selected and applied an enterprise value to Adj. EBITDA multiple reference range of 5.5x – 7.0x to WestRock estimated Adj. EBITDA for calendar year 2024 attributed to its corrugated packaging business of $1,618 million, based on the WestRock Projections, and an enterprise value to Adj. EBITDA multiple reference range of 6.0x – 7.0x to WestRock’s estimated Adj. EBITDA for calendar year 2024 attributed to its consumer packaging business of $1,535 million, based on the WestRock Projections. In preparing this analysis, Lazard relied upon guidance from WestRock management regarding the allocation of WestRock’s reporting segment forecasts into corrugated packaging and consumer packaging forecasts.

4.	The first paragraph under the section entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Lazard Financial Analyses — Discounted Cash Flow Analysis — WestRock” on page 115 of the proxy statement/prospectus is hereby amended and restated as follows:

Lazard performed a discounted cash flow analysis of WestRock based on the estimated present value of (i) the stand-alone unlevered, after-tax free cash flows that WestRock was forecasted to generate during the period from July 1, 2023 through September 30, 2028, based on the WestRock Projections, and (ii) the terminal value for WestRock. Lazard calculated the terminal value for WestRock by applying a selected range of perpetuity growth rates of 0.5% to 1.0% to the normalized stand-alone unlevered, after-tax free cash flows that WestRock was forecasted to generate in the terminal year of $1,855 million based on the WestRock Projections, which range

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of perpetuity growth rates was selected based on Lazard’s professional judgment and experience, taking into account, among other things, the WestRock Projections. Lazard discounted the forecasted unlevered, after-tax free cash flows and range of terminal values to present value (as of June 30, 2023) using discount rates ranging from 8.0% to 9.0%, which were chosen by Lazard using its professional judgment and expertise based upon its analysis of WestRock’s weighted average cost of capital (determined using the capital asset pricing model and based on considerations that Lazard deemed relevant in its professional judgment and experience, taking into account certain financial metrics, including capital structure, betas for a comparable group of companies and market risk).

5.	The first paragraph under the section entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Lazard Financial Analyses — Discounted Cash Flow Analysis — Smurfit Kappa” on page 115 of the proxy statement/prospectus is hereby amended and restated as follows:

Lazard performed a discounted cash flow analysis of Smurfit Kappa based on the estimated present value of (i) the stand-alone unlevered, after-tax free cash flows that Smurfit Kappa was forecasted to generate during the period from July 1, 2023 through December 31, 2027, based on the Smurfit Kappa Projections, and (ii) the terminal value for Smurfit Kappa. Lazard calculated the terminal value for Smurfit Kappa by applying a selected range of perpetuity growth rates of 0.5% to 1.0% to the normalized stand-alone unlevered, after-tax free cash flows that Smurfit Kappa was forecasted to generate in the terminal year of €1,239 million based on the Smurfit Kappa Projections, which range of perpetuity growth rates was selected based on Lazard’s professional judgment and experience, taking into account, among other things, the Smurfit Kappa management projections. Lazard discounted the forecasted unlevered, after-tax free cash flows and range of terminal values to present value (as of June 30, 2023) using discount rates ranging from 8.5% to 9.5%, which were chosen by Lazard using its professional judgment and expertise based upon its analysis of Smurfit Kappa’s weighted average cost of capital (determined using the capital asset pricing model and based on considerations that Lazard deemed relevant in its professional judgment and experience, taking into account certain financial metrics, including capital structure, betas for a comparable group of companies and market risk).

6.	The second and third paragraphs of the section of the proxy statement/prospectus entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Lazard Financial Analyses — Pro-Forma Analyses — “Has-Gets” Value Creation Analysis” are hereby amended and restated as follows:

In the discounted cash flow-based value creation analysis, Lazard compared $49.97, the midpoint of the implied equity value per share reference range for ~~each of~~ WestRock on a standalone basis, and €43.98, the midpoint of the implied equity value per share reference range for Smurfit Kappa on a standalone basis, derived using the analyses described above under the caption “Discounted Cash Flow Analysis,” to the equity value per share of the combined company attributable to WestRock Stockholders and to Smurfit Kappa Shareholders implied by the pro forma ownership of the WestRock Stockholders of 49.6% and Smurfit Kappa Shareholders of 50.4%, respectively, as a result of the exchange ratio. The implied midpoint of the discounted cash flow equity value per share of the combined company was derived based on (i) the sum of the midpoints of the implied equity value per share reference range for each of WestRock and Smurfit Kappa on a standalone basis derived using the analysis described under the caption “Discounted Cash Flow Analysis” above, (ii) the midpoint discounted cash flow value of the Estimated Synergies net of costs to achieve (with respect to the WestRock Stockholders equal to $5.85 per share of WestRock Stock), and (iii) net changes to the combined company’s debt and cash positions expected as a result of transaction costs and expenses and payment of the Cash Consideration, which net changes were estimated to be approximately $1.5 billion. With respect to the WestRock Stockholders, the implied midpoint of the equity value per share of the combined company also included the Cash Consideration. This analysis implied approximately 13% value creation to the WestRock Stockholders and approximately 9% value creation to Smurfit Kappa Shareholders.

In the publicly traded companies-based enterprise value to Adj. EBITDA value creation analysis, Lazard compared $44.64, the midpoint of the implied equity value per share reference range for ~~each of~~ WestRock on a standalone basis, and €35.59, the midpoint of the implied equity value per share reference range for Smurfit Kappa on a standalone basis, derived for each company using the analyses described above under the caption “Selected Publicly Traded Companies Analysis,” to the equity value per share of the combined company attributable to WestRock Stockholders and to holders of Smurfit Kappa Shares implied by the pro forma

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ownership of the WestRock Stockholders of 49.6% and Smurfit Kappa Shareholders of 50.4%, respectively, as a result of the exchange ratio. The implied midpoint of the equity value per share of the combined company was derived based on (i) an implied equity value per share reference range for the combined company based on a weighted average Adj. EBITDA ~~multiples for WestRock and Smurfit Kappa~~multiple of 6.22x for the combined company applied to the estimated Adj. EBITDA of the combined company for calendar year 2024 based on the WestRock management projections and the Smurfit Kappa management projections, (ii) the implied value of the Estimated Synergies net of costs to achieve derived by applying a weighted average Adj. EBITDA multiple for ~~WestRock and Smurfit Kappa~~the combined company, (iii) net changes to the combined company’s debt and cash positions expected as a result of transaction costs and expenses and payment of the $5.00 per share cash consideration to be received by the WestRock Stockholders in the Combination, which net changes were expected to be approximately $1.5 billion, and (iv) an incremental value for the pro forma combined company (with respect to the WestRock Stockholders equal to $16.09 per share of WestRock Stock) implied by applying Smurfit Kappa’s trading multiple of 7.8x based on the Smurfit Kappa Projections. With respect to the WestRock Stockholders, the implied midpoint of the equity value per share of the combined company also included the $5.00 cash consideration to be received by the WestRock Stockholders in the Combination. This analysis implied approximately 31% value creation to the WestRock Stockholders and approximately 41% value creation to Smurfit Kappa Shareholders.

7.	The last paragraph on page 117 of the proxy statement/prospectus, under the section entitled “The Combination — Opinions of WestRock’s Financial Advisors — Miscellaneous”, is hereby amended and restated as follows:

In connection with Lazard’s services as financial advisor to WestRock in connection with the Combination, WestRock agreed to pay Lazard a fee for such services estimated, based on information available on April 24, 2024, to be approximately $55 million, $5 million of which was payable upon Lazard rendering its opinion and the remainder of which is contingent upon the closing of the Combination. WestRock has also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against various liabilities that may arise from or be related to Lazard’s engagement, including certain liabilities under U.S. federal securities laws. Lazard in the past has provided certain investment banking services to WestRock and Smurfit Kappa, for which Lazard has received compensation, including, during the past two years, having acted as financial advisor to WestRock in connection with ongoing strategic, financial and corporate preparedness advisory work during this time and in connection with WestRock’s acquisition of Grupo Gondi in 2022, and as financial advisor to Smurfit Kappa in connection with an investor study in 2021. The aggregate amount of fees paid to Lazard for financial advisory services to WestRock and Smurfit Kappa in the two-year period prior to the date of Lazard’s opinion was approximately $10 million, of which an immaterial amount was paid by Smurfit Kappa. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of WestRock, Smurfit Kappa and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of WestRock, Smurfit Kappa and certain of their respective affiliates.

8.	The first two paragraphs under the section entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Evercore’s Financial Analyses — Discounted Cash Flow Analyses — WestRock” on page 121 of the proxy statement/prospectus are hereby amended and restated as follows:

Evercore performed a discounted cash flow analysis of WestRock to calculate ranges of implied present values of WestRock utilizing estimates of the standalone unlevered, after-tax free cash flows that WestRock was forecasted to generate over the period from the second quarter of WestRock’s fiscal year 2024 through fiscal year 2028 based on the WestRock Projections. Evercore calculated terminal values for WestRock using two methods: (i) a perpetuity growth method — under which Evercore calculated terminal values for WestRock by applying a range of perpetuity growth rates of 0.50% to 1.50%, which range was selected based on Evercore’s professional judgment and experience, taking into account the WestRock Projections, to an estimate of the unlevered, after-tax free cash flows that WestRock was forecasted to generate in the terminal year of $1,797 million based on the WestRock Projections and (ii) a terminal multiple method — under which Evercore calculated terminal values for WestRock by applying a range of enterprise values to earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples of 5.0x to 7.0x, which range was selected based on Evercore’s professional

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judgment and experience, taking into account the nature of WestRock’s business, its industry, historical trading multiples and the WestRock Projections, to an estimate of WestRock’s terminal year Consolidated Adjusted EBITDA of $3,918 million based on the WestRock Projections.

The cash flows and terminal values in each case were then discounted to present value as of December 31, 2023 using discount rates ranging from 8.0% to 9.0%, representing an estimate of WestRock’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience and based on the application of the capital asset pricing model, which requires certain company-specific inputs, including debt to equity ratio, debt to total capitalization ratio, pre-tax cost of debt, and levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally, to derive implied enterprise value reference ranges for WestRock. Based on these ranges of implied enterprise values, WestRock’s estimated net debt of approximately $8,131 million and minority interest of approximately $17 million as of December 31, 2023 and the number of fully diluted outstanding shares of WestRock Stock of approximately 260.2 million as of ~~September 6~~December 31, 2023, in each case as provided by WestRock’s management, this analysis indicated ranges of implied equity values per share of WestRock Stock as follows, compared to the unaffected closing price of WestRock Stock of $31.88 on September 6, 2023 and the implied value of the Merger Consideration of $45.17:

9.	The first paragraph under the section entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Evercore’s Financial Analyses — Discounted Cash Flow Analyses — Smurfit Kappa” on page 121 of the proxy statement/prospectus is hereby amended and restated as follows:

Evercore performed a discounted cash flow analysis of Smurfit Kappa to calculate ranges of implied present values of Smurfit Kappa utilizing estimates of the standalone unlevered, after-tax free cash flows that Smurfit Kappa was forecasted to generate over the period from calendar year 2024 through calendar year 2027 based on the Smurfit Kappa Projections. Evercore calculated terminal values for Smurfit Kappa using two methods: (i) a perpetuity growth method — under which Evercore calculated terminal values for Smurfit Kappa by applying a range of perpetuity growth rates of 0.50% to 1.50%, which range was selected based on Evercore’s professional judgment and experience, taking into account the Smurfit Kappa Projections— to an estimate of the unlevered, after-tax free cash flows that Smurfit Kappa was forecasted to generate in the terminal year of €1,177 million based on the Smurfit Kappa Projections and (ii) a terminal multiple method — under which Evercore calculated terminal values for Smurfit Kappa by applying a range of enterprise values to EBITDA multiples of 5.5x to 7.5x, which range was selected based on Evercore’s professional judgment and experience, taking into account the nature of Smurfit Kappa’s business, its industry, historical trading multiples and the Smurfit Kappa Projections — to an estimate of Smurfit Kappa’s terminal year Consolidated Adjusted EBITDA of €2,425 million based on the Smurfit Kappa Projections. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2023 using discount rates ranging from 8.5% to 9.5%, representing an estimate of Smurfit Kappa’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience and based on the application of the capital asset pricing model, which requires certain company-specific inputs, including debt to equity ratio, debt to total capitalization ratio, pre-tax cost of debt, and levered and unlevered betas, as well as certain financial metrics for the European financial markets generally, to derive implied enterprise value reference ranges for Smurfit Kappa. Based on these ranges of implied enterprise values, Smurfit Kappa’s estimated net debt, minority interest, unconsolidated assets and the number of fully diluted outstanding Smurfit Kappa Shares, each as of December 31, 2023, in each case as provided by Smurfit Kappa’s management, this analysis indicated ranges of implied equity values per Smurfit Kappa Share as follows, compared to the unaffected closing price of Smurfit Kappa Shares of €37.51 on September 6, 2023:

10.	The third paragraph on page 123 of the proxy statement/prospectus, under the section entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Evercore’s Financial Analyses — Selected Publicly Traded Companies Analysis — WestRock”, is hereby amended and restated as follows:

Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore applied a TEV / 2024E EBITDA multiple reference range of 5.5x to 7.5x to an estimate of WestRock’s calendar year 2024 EBITDA, as reflected in the WestRock Projections, to derive an implied enterprise value reference range for WestRock. Based on this range of implied enterprise values, WestRock’s estimated net debt

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of approximately $8,453 million and minority interest of approximately $17 million as of June 30, 2023 and the number of fully diluted outstanding shares of WestRock Stock of approximately 260.8 million as of June 30, 2023, in each case as provided by WestRock’s management, this analysis indicated a range of implied equity values per share of WestRock Stock of $33.86 to $58.01, compared to the unaffected closing price of WestRock Stock of $31.88 on September 6, 2023 and the implied value of the Merger Consideration of $45.17.

11.	The sections of the proxy statement/prospectus entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Evercore’s Financial Analyses — Present Value of Future Share Price Analyses — WestRock” and “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Evercore’s Financial Analyses — Present Value of Future Share Price Analyses — Smurfit Kappa” are hereby amended and restated, respectively, as follows:

WestRock

In calculating the implied present value of the future price per share of WestRock Stock, Evercore first calculated ranges of implied total enterprise values of WestRock by multiplying WestRock’s estimated LTM Consolidated Adjusted EBITDA as of the end of each of WestRock’s fiscal years 2024 through 2028 based on the WestRock Projections by an illustrative enterprise value to LTM Consolidated Adjusted EBITDA multiple range of 5.0x to 7.0x, which range was selected based on Evercore’s professional judgment and experience, taking into account the nature of WestRock’s business, its industry, historical trading multiples and the WestRock Projections, to derive an implied future enterprise value reference range for WestRock. Based on this range of implied future enterprise values, WestRock’s estimated net debt of $7,727 million, $7,529 million, $8,048 million, $7,817 million and $7,837 million and minority interest of $17 million, $17 million, $17 million, $17 million and $17 million, in each case, as of the end of each of WestRock’s fiscal years 2024 through 2028, respectively, and the number of fully diluted outstanding shares of WestRock Stock of approximately 263.2 million, 266.2 million, 250.5 million, 244.8 million and 235.7 million, as of the end of each of WestRock’s fiscal years 2024 through 2028, in each case based on information~~as~~ provided by WestRock’s management, Evercore calculated a reference range of implied future equity values per share of WestRock Stock. Evercore then discounted the implied future equity values per share to present value as of September 6, 2023 using a discount rate of 11.2%, representing an estimate of WestRock’s cost of equity, as estimated by Evercore based on its professional judgment and experience based on the application of the capital asset pricing model, which requires certain company-specific inputs, including levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally. This analysis indicated a range of implied equity values per share of WestRock Stock of $36.00 to $53.00, compared to the unaffected closing price of WestRock Stock of $31.88 on September 6, 2023 and the implied value of the Merger Consideration of $45.17.

Smurfit Kappa

In calculating the implied present value of the future price per Smurfit Kappa Share, Evercore first calculated ranges of implied total enterprise values of Smurfit Kappa by multiplying Smurfit Kappa’s estimated LTM Consolidated Adjusted EBITDA as of the end of each of calendar years 2024 through 2027 based on the Smurfit Kappa Projections by an illustrative enterprise value to LTM Consolidated Adjusted EBITDA multiple range of 5.5x to 7.5x, which range was selected based on Evercore’s professional judgment and experience, taking into account the nature of Smurfit Kappa’s business, its industry, historical trading multiples and the Smurfit Kappa Projections, to derive an implied future enterprise value reference range for Smurfit Kappa. Based on this range of implied future enterprise values, Smurfit Kappa’s estimated net debt of €3,104 million, €3,739 million, €4,185 million and €4,243 million, ~~minority interest~~tax-effected pension of €350 million, €350 million, €350 million and €350 million and unconsolidated assets of €7 million, €7 million, €7 million and €7 million, in each case, as of the end of each of Smurfit Kappa’s calendar years 2024 through 2027, respectively, and the number of fully diluted outstanding Smurfit Kappa Shares of approximately 251.0 million, 233.6 million, 216.4 million and 204.5 million as of the end of each of calendar years 2024 through 2027, in each case ~~as provided by Smurfit Kappa’s management~~based on the Smurfit Kappa Projections and information provided by WestRock’s management, Evercore calculated a reference range of implied future equity values per Smurfit Kappa Share. Evercore then discounted the implied future equity values per share to present value as of September 6, 2023 using a discount rate of 11.6%, representing an estimate of Smurfit Kappa’s cost of equity, as estimated by Evercore based on its professional judgment and experience based on the application of the

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capital asset pricing model, which requires certain company-specific inputs, including levered and unlevered betas, as well as certain financial metrics for the European financial markets generally. This analysis indicated a range of implied equity values per Smurfit Kappa Share of €35.00 to €45.00 (or, for illustrative purposes only, $37.48 to $48.19, converted to U.S. Dollars based on the Euro to U.S. Dollar exchange rate of €1: $1.0708 on September 6, 2023), compared to the unaffected closing price of Smurfit Kappa Shares of €37.51 on September 6, 2023.

12.	The section of the proxy statement/prospectus entitled “The Combination — Opinions of WestRock’s Financial Advisors — Summary of Evercore’s Financial Analyses — Present Value of Future Share Price Analyses — Pro Forma Combined Company” is hereby amended and restated as follows:

In calculating the value creation to holders of WestRock Stock from the implied present value of the future price per share of the combined company on a pro forma basis, Evercore first calculated ranges of implied total enterprise values by multiplying the combined company’s estimated LTM Consolidated Adjusted EBITDA as of the end of each of WestRock’s fiscal years 2024 through 2027, based on the Forecasts and Estimated Synergies by an illustrative enterprise value to LTM Consolidated Adjusted EBITDA multiple range of 5.5x to 7.5x, which range was selected based on Evercore’s professional judgment and experience, taking into account the nature of WestRock’s and Smurfit Kappa’s businesses, their industries, historical trading multiples and the WestRock and Smurfit Kappa Projections and Estimated Synergies, to derive an implied future enterprise value reference range for the combined company.

Based on this range of implied future enterprise values, the combined company’s estimated net debt of $11,971 million, $12,074 million, $13,603 million and $13,562 million and ~~minority interest~~other debt-like items of $381 million, $381 million $381 million and $381 million, in each case, as of the end of each of WestRock’s fiscal years 2024 through 2027, respectively, and the number of fully diluted outstanding shares of the combined company of approximately 528.5 million, 521.1 million, 479.2 million and 458.1 million as of the end of each of WestRock’s fiscal years 2024 through 2027, in each case ~~as provided by WestRock and Smurfit Kappa’s management~~based on the WestRock and Smurfit Kappa Projections and information provided by WestRock’s management, Evercore calculated a reference range of implied future equity values per share of the combined company. Evercore then discounted the implied future equity values per share to present value as of September 6, 2023 using a discount rate of 11.4%, representing the midpoint of WestRock and Smurfit Kappa’s cost of equity, as estimated by Evercore based on its professional judgment and experience based on the application of the capital asset pricing model, which requires certain company-specific inputs, including levered and unlevered betas, as well as certain financial metrics for the United States and European financial markets generally, and then adding the aggregate Cash Consideration payable to holders of WestRock Stock of $5.00 per share of WestRock Stock. This analysis indicated a range of implied equity values per share of the combined company of $45.00 to $61.00, compared to the implied value of the Merger Consideration of $45.17.

13.	The second footnote to the first table in the section of the proxy statement/prospectus entitled “The Combination — Certain WestRock Unaudited Financial Information — WestRock Projections” on page 134 is hereby amended and restated as follows:

(2) Reflects impact of non-cash pension expense/income and stock-based compensation expense (treated as a cash expense).

14.	The section of the proxy statement/prospectus entitled “The Combination — Interests of WestRock’s Directors and Executive Officers in the Combination” is hereby supplemented by adding the following text at the end of such section on page 147:

Members of the Smurfit WestRock Board

As disclosed in the section of the proxy statement/prospectus entitled “Management and Corporate Governance of Smurfit WestRock Following the Combination,” the Smurfit WestRock Board at Completion will consist of 14 directors, six of whom will be members of the existing WestRock Board as of immediately prior to the Scheme Effective Time and will be selected by WestRock. Effective as of

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Completion, WestRock has selected Colleen F. Arnold, Timothy J. Bernlohr, Terrell K. Crews, Suzan F. Harrison, Dmitri L. Stockton, and Alan D. Wilson to serve as directors on the Smurfit WestRock Board. It is expected that Smurfit WestRock will establish a non-employee director compensation program effective as of the Completion, as described in the section of this proxy statement/prospectus entitled “Director Compensation — Post-Completion Director Compensation Arrangements”.

15.	The second table in the section of the proxy statement/prospectus entitled “Comparative Per Share Market Price and Dividend Information” on page 230 is hereby amended and restated in its entirety as follows:

	September 6, 2023	September 11, 2023
Closing Sale Price Per Share of WestRock Stock ($)	~~43.58~~ 31.88	~~33.53~~ 34.06
Closing Sale Price Per Smurfit Kappa Share (GBP)	~~37.54~~ 32.18	~~27.86~~ 30.68
Closing Sale Price Per Smurfit Kappa Share (EUR)	~~31.29~~ 37.51	~~26.85~~ 35.84

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Additional Information about the Combination and Where to Find It

In connection with the Merger, Smurfit WestRock has filed with the SEC the S-4, which includes the proxy statement/prospectus relating to the offer and sale of the Smurfit WestRock Shares to WestRock stockholders (the “WestRock Stockholders”) pursuant to the Merger. In addition, on April 26, 2024, WestRock filed the proxy statement/prospectus with the SEC with respect to the special meeting of WestRock Stockholders in connection with the Merger. WestRock commenced mailing of the proxy statement/prospectus to WestRock Stockholders on or about May 1, 2024. This announcement is not a substitute for any registration statement, prospectus, proxy statement or other document that Smurfit Kappa, WestRock and/or Smurfit WestRock have filed or may file with the SEC in connection with the Combination.

Before making any voting or investment decisions, investors, stockholders of WestRock are urged to read carefully and in their entirety the S-4 and the proxy statement/prospectus, and any other relevant documents that are filed or will be filed with the SEC, as well as any amendments or supplements to these documents, in connection with the Combination when they become available, because they contain or will contain important information about the Combination, the parties to the Combination, the risks associated with the Combination and related matters, including information about certain of the parties’ respective directors, executive officers and other employees who may be deemed to be participants in the solicitation of proxies in connection with the Combination and about their interests in the solicitation.

The S-4, the proxy statement/prospectus and other documents filed by WestRock, Smurfit WestRock or Smurfit Kappa with the SEC are available free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by WestRock online at ir.westrock.com/ir-home/, upon written request delivered to 1000 Abernathy Road, Atlanta, Georgia 30328, United States, or by calling +1 (770) 448-2193, and are able to obtain free copies of the S-4 and other documents filed with the SEC by Smurfit WestRock or Smurfit Kappa upon written request delivered to Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland or by calling +353 1 202 7000. The information included on, or accessible through, WestRock’s website is not incorporated by reference into this announcement.

Forward-Looking Statements

This document, as well as oral statements made or to be made by WestRock, Smurfit WestRock or Smurfit Kappa, include certain “forward-looking statements” (including within the meaning of US federal securities laws) regarding the Combination and the listing of Smurfit WestRock, the rationale and expected benefits of the Combination (including, but not limited to, synergies), and any other statements regarding Smurfit WestRock’s, Smurfit Kappa’s and WestRock’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Statements included in this document that are not historical facts, including statements about the beliefs and expectations of the management of each of WestRock, Smurfit WestRock or Smurfit Kappa, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While WestRock, Smurfit WestRock and Smurfit Kappa believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of Smurfit WestRock, Smurfit WestRock and Smurfit Kappa. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of WestRock, Smurfit WestRock and Smurfit Kappa depending upon a number of factors affecting their businesses and risks associated with the successful execution of the Combination and the integration and performance of their businesses following the Combination. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labour and capital equipment costs;

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reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; intense competition; risks related to international sales and operations; failure to respond to changing customer preferences and to protect intellectual property; results and impacts of acquisitions by WestRock, Smurfit Kappa or, following completion of the Combination, Smurfit WestRock; the amount and timing of WestRock’s, Smurfit Kappa’s and, following completion of the Combination, Smurfit WestRock’s capital expenditures; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (such as the COVID-19 pandemic), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, US or UK administrations; the ability of WestRock, Smurfit Kappa or, following completion of the Combination, Smurfit WestRock, to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; the potential impairment of assets and goodwill; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; actions by third parties, including government agencies; a condition to the closing of the Combination may not be satisfied; the occurrence of any event that can give rise to termination of the Combination; a regulatory approval that may be required for the Combination is delayed, is not obtained in a timely manner or at all or is obtained subject to conditions that are not anticipated; Smurfit WestRock may be unable to achieve the synergies and value creation contemplated by the Combination; Smurfit WestRock’s availability of sufficient cash to distribute to Smurfit WestRock shareholders in line with current expectations; Smurfit WestRock may be unable to promptly and effectively integrate WestRock’s and Smurfit Kappa’s businesses; failure to successfully implement strategic transformation initiatives; each of WestRock’s, Smurfit Kappa’s and, following completion of the Combination, Smurfit WestRock’s management’s time and attention is diverted on issues related to the Combination; disruption from the Combination makes it more difficult to maintain business, contractual and operational relationships; significant levels of indebtedness; credit ratings may decline following the Combination; legal proceedings may be instituted against WestRock, Smurfit Kappa and, following completion of the Combination, Smurfit WestRock, may be unable to retain or hire key personnel; the consummation of the Combination may have a negative effect on Smurfit Kappa’s or WestRock’s share prices, or on their operating results; the risk that disruptions from the Combination will harm WestRock’s or Smurfit Kappa’s business, including current plans and operations; certain restrictions during the pendency of the Combination that may impact WestRock’s or Smurfit Kappa’s ability to pursue certain business opportunities or strategic transactions; Smurfit WestRock’s ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that Smurfit WestRock should be treated as a US corporation or be subject to certain unfavorable US federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; and other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which Smurfit WestRock will operate or in economic or technological trends or conditions.

None of WestRock, Smurfit Kappa and, following completion of the Combination, Smurfit WestRock or any of their respective associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this document will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with legal or regulatory obligations, WestRock is under no obligation, and WestRock expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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No Offer of Securities

This document does not constitute or form part of any offer or invitation to purchase, acquire, subscribe for, sell, dispose of or issue, or any solicitation of any offer to sell, dispose of, purchase, acquire or subscribe for, any security, including any Smurfit WestRock shares to be issued to Smurfit Kappa shareholders and WestRock stockholders in connection with the Combination.

Participants in the Solicitation of Proxies

This announcement is not a solicitation of proxies in connection with the Combination. However, under SEC rules, Smurfit Kappa, WestRock, Smurfit WestRock, and certain of their respective directors, executive officers and other members of the management and employees may be deemed to be participants in the solicitation of proxies in connection with the Combination.

Information about (i) WestRock’s directors is set forth in the section entitled “Board Composition” on page 8 of WestRock’s proxy statement on Schedule 14A filed with the SEC on December 13, 2023 and (ii) WestRock’s executive officers is set forth in the section entitled “Executive Officers” on page 141 of WestRock’s Annual Report on Form 10-K (the “WestRock 2023 Annual Report”) filed with the SEC on November 17, 2023. Information about the compensation of WestRock’s directors for the financial year ended September 30, 2023 is set forth in the section entitled “Director Compensation” starting on page 19 of WestRock’s proxy statement on Schedule 14A filed with the SEC on December 13, 2023. Information about the compensation of WestRock’s executive officers for the financial year ended September 30, 2023 is set forth in the section entitled “Executive Compensation Tables” starting on page 38 of WestRock’s proxy statement on Schedule 14A filed with the SEC on December 13, 2023. Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended) are disclosed in the section entitled “Certain Relationships and Related Person Transactions” on page 20 of WestRock’s proxy statement on Schedule 14A filed with the SEC on December 13, 2023. Information about the beneficial ownership of WestRock’s securities by WestRock’s directors and named executive officers as of April 22, 2024 is set forth in the section entitled “Security Ownership of Certain Beneficial Holders, Directors and Management of WestRock” starting on page 277 of the proxy statement/prospectus. As of April 22, 2024, none of the participants (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) owned more than 1% of WestRock Shares. Other information regarding certain participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise are contained in the section entitled “Interests of WestRock’s Directors and Executive Officers in the Combination” beginning on page 139 of the proxy statement/prospectus.

Information about Smurfit Kappa’s directors and executive officers is set forth in the section entitled “Board of Directors,” starting on page 112 of Smurfit Kappa’s 2023 Annual Report (the “Smurfit Kappa 2023 Annual Report”) published on Smurfit Kappa’s website on March 15, 2024 which was filed with the United Kingdom Financial Conduct Authority on March 15, 2024 and Euronext Dublin in Ireland on March 15, 2024. Information about the compensation of Smurfit Kappa executive officers and directors is set forth in the remuneration report starting on page 129 of the Smurfit Kappa 2023 Annual Report. Transactions with related persons (as defined under Paragraph 24 of the International Accounting Standards) are disclosed in the subsection entitled “Related Party Transactions” to the section entitled “Notes to the Consolidated Financial Statements,” on page 223 of the Smurfit Kappa 2023 Annual Report. Information about the beneficial ownership of Smurfit Kappa’s securities by Smurfit Kappa’s directors and executive officers is set forth in the sections entitled “Executive Directors’ Interests in Share Capital at 31 December 2023” on page 147 and “Non-executive Directors’ Interests in Share Capital at 31 December 2023” on page 150 of the Smurfit Kappa 2023 Annual Report.

Information about the expected beneficial ownership of Smurfit WestRock securities by the individuals who are expected to be executive officers and directors of Smurfit WestRock at Completion is set forth in the section entitled “Security Ownership of Certain Beneficial Holders, Directors and Management of Smurfit WestRock” beginning on page 279 of the proxy statement/prospectus. Information required by Item 402 of the SEC’s Regulation S-K with respect to the executive officers of Smurfit WestRock who served as executives of Smurfit Kappa during Smurfit Kappa’s fiscal year 2023, as well as a description of certain post-Completion compensation arrangements that are expected to apply to the executive officers of Smurfit WestRock, is set forth in the section entitled “Executive Compensation” beginning on page 327 of the proxy statement/prospectus.

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